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                                                                    EXHIBIT 10.4

                         PHYSICIAN EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into this 1 day of July, 1994, but to be effective the 1st day of July, 1994, (the "Effective Date"), by and between United Chiropractic Clinic of Uptown, Inc., a Louisiana corporation (hereinafter "Employer"), and Dr. Jeffrey Jones (hereinafter "Employee").

                                    RECITALS

         A. Employer is a corporation which provides services at various clinic sites in the State of Louisiana, including a clinic located at 807 S. Carrollton, New Orleans, LA 70118, and doing business under the name American HealthChoice (the "Clinic"). Employer does hereby employ Employee, a chiropractor who is actively practicing and is duly licensed to practice in the State of Louisiana as an employee on the staff of the Clinic, subject to the rules thereof, and to the standards of the profession.

         B. Employee may not unilaterally terminate this Agreement prior to the end of the first ninety (90) day period. Thereafter, Employee may unilaterally terminate this Agreement, but only after giving Employer thirty
(30) days written notice of the Employee's intentions to terminate. Employee agrees that if Employee breaches this term of the Agreement, Employee will be liable to Employer for all of Employer's lost profit as a result of the breach, for the cost incurred in obtaining the personnel necessary to operate the equipment as a proximate cause of the breach, and for Employer's attorneys' fees incurred as a result of any legal actions brought to enforce the terms of this provision.

         C. Employee is willing to be employed by Employer, and Employer is willing to employ Employee, on the terms, covenants and conditions hereinafter set forth.

         D. Employee has completed and submitted with Employer an Employment Application Form, attached hereto (the "Application Form"), required of all prospective Employees of Employer.

         IN CONSIDERATION of the mutual covenants and promises of the parties hereto, Employer and Employee covenant and agree as follows:

                                   SECTION I
                         NATURE AND PLACE OF EMPLOYMENT

         A. Employer does hereby employ, engage and hire Employee as a Doctor of Chiropractic and Clinic Director at the Clinic, or at any other location as directed by Employer (the "New Location"), such New Location to be mutually agreed upon and designated in writing, and Employee does hereby accept and agree to such hiring, engagement and employment. Subject to the supervision and pursuant to the orders, advice and directions of Employer, Employee shall serve in the capacity as a Clinic Director and Doctor at the





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Clinic; shall practice chiropractic within the parameters regulating the practice of chiropractic within the State of Louisiana set forth in applicable federal and state statutes, rules, regulations and ethical standards; shall perform such other duties as are customarily performed by a Doctor of Chiropractic holding such a position in other clinic locations operated by Employer; shall additionally render such other services and duties relating to the operations of the Clinic or Employer, as may be assigned to the Employee from time to time by Employer; and shall comply with the policies as shall from time to time be set out by Employer.

         B. Employee shall promote the services of the Clinic, to the extent permitted by law, the applicable canons of professional ethics and the policies of Employer, the business and operations of Employer.

         C. Employee shall be available via telephone at all reasonable times and shall be "on-call" and capable of being present in person, at the Clinic or New Location within one (1) hour after being called by Employer, during established "on-call" time periods.

         D. Employee shall, during the term of this Agreement, remain qualified to have a policy or policies of malpractice insurance with a nationally recognized insurance carrier and upon terms acceptable to Employer and/or the State of Louisiana, in an aggregate amount of not less than ONE HUNDRED THOUSAND/THREE HUNDRED THOUSAND DOLLARS ($100,000.00/$300,000), and also to be covered by Louisiana Compensation Fund purchased by Employer, naming and insuring Employee, Employer and the officers and directors of Employer, jointly and severally, from and against any and all liability, costs, damages, expenses and attorney's fees resulting from or attributable to any and all acts and/or omissions of Employee, Employer and the officers and directors of Employer.

         E. Unless otherwise agreed by Employer, the Employer's sole and absolute discretion, such agreement to be in writing and in advance of earning such fees or other income, all fees or other income attributable to Employee's professional services rendered during the term of this Agreement, including but not limited to, fees derived from lecturing, are considered to be income derived from and under the auspices of Employer, and shall belong to Employer, with the exception of various deposition fees earned by Employee, not to exceed $2,500.00 in any year of employment.

         F. "Moonlighting" by Employee without Employers prior written approval in any manner whatsoever is expressly forbidden. "Moonlighting" is defined as the rendering of services of a professional nature, either directly or indirectly, in any form, fashion or capacity, to or for any person, partnership, corporation or entity of any nature whatsoever, in competition to or with Employer's business, for which the Employee is receiving, or is to receive, compensation or remuneration of any nature or form.

         G. This is a personal services agreement between the parties, and neither party may assign or delegate any rights, duties or obligations hereunder without first obtaining the written consent of the other party.





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                                   SECTION II
                   MANNER OF PERFORMANCE OF EMPLOYEES' DUTIES

         A. Employee agrees that Employee will at all times faithfully, industriously and to the best of Employee's ability, experience and talent, perform all of the duties that may be required of and from Employee pursuant to the express and implicit terms hereof, to the reasonable satisfaction of Employer.

         B. To the extent Employee's duties and schedule reasonably permit, Employee shall attend all of Employer's company seminars. Employee agrees to comply with all quality standards established by Employer, to ensure quality patient care. Employer agrees to incur expenses or reimburse for attended Employee Seminars.

         C. Employee understands and acknowledges that certain business operations of the Clinic are managed by American HealthChoice, Inc. ("American"), pursuant to the terms of a Management Agreement (the "Management Agreement") by and between Employer and American and Employee agrees to abide by all of the terms and conditions of the Management Agreement as they apply to Employee. Employee agrees to review and initial the American Clinical Policies and Procedures Manual (the "Policies Manual") and to abide by the terms and conditions initially contained therein, as well as to review and abide by any changes that may from time to time be made to the Policies Manual by American.

         D. To the extent Employee's duties and schedule reasonably permit, Employee shall attend all of Employer's company seminars, as well as all doctors' meetings held by Employer or American, on behalf of Employer. All such meetings shall be at Employer's expense.

                                  SECTION III
                             DURATION OF EMPLOYMENT

         A. Except as otherwise provided below, the term of this Agreement shall be for a period of three (3) years, commencing on the Effective Date. This Agreement shall be automatically renewed for additional consecutive one
(1) year terms without action by either party hereto, unless written notice of an intent to terminate this Agreement is provided by Employer or Employee to the other party, not less than ninety (90) days prior to the expiration of the term currently in effect.

         B. During the first ninety (90) days of the term of this Agreement, Employee expressly understands and agrees that the Employee shall be on probation, and that within fifteen (15) days following the end of such ninety (90) day period the Agreement may be fifteen (15) days following the end of such ninety (90) day period the Agreement may be terminated at the sole discretion of the Employer, with or without cause. Thereafter, this Agreement shall remain in effect for the term set forth in Paragraph A hereof, unless otherwise terminated pursuant to the terms of this Agreement.





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                                   SECTION IV
                           TERMINATION OF EMPLOYMENT

         Employer shall have the right to immediately terminate Employee's employment with Employer upon, or at any time after, the occurrence of one or more of the following events:

         A. Upon nonperformance of Employee's duties as an Employee for whatever reason, including Employee's disability for which Employer can make no reasonable accommodation;

         B.      Upon Employee's theft or dishonesty;

         C.      Upon the death of Employee;

         D. If Employee attempts to alienate, encumber, sell transfer, assign, hypothecate or pledge to any person, natural or corporate, shares of stock, if any, issued by the Employer to the Employee in any manner, without the Employer's express written consent, or in any manner prohibited by the Articles of Incorporation of Employer, the Bylaws of Employer, any shareholder agreements affecting the shares of stock of the Employer held by Employee, or the provisions of this Agreement or in any manner prohibited by law;

         E. Upon determination by the Board that the Employee has acted in a manner contrary to the canons of professional ethics, the provisions of the Staff Bylaws, the Management Agreement or the Policies Manual, as such documents may from time to time be revised and amended, for unlawful harassment of other Employees (including sex harassment), or if the Employee has been convicted of a felony or a crime involving moral turpitude;

         F.      For abuse of drugs or alcohol;

         G. The suspension, revocation or cancellation of the Employee's right to practice within any State in which Employer Operates;

         H. Upon Employer's discovery that any of the information contained in the Application Form completed by Employee is incorrect or false, as of the date of the Application Form; or

         I. Whenever Employer and Employee shall mutually agree to such termination in writing.

                                   SECTION V
                    POST-TERMINATION DUTIES AND COMPENSATION

         A. Upon termination of this Agreement, Employee will cooperate in the transfer of patients under the Employee's care to the new chiropractor hired by Employer to take the place of Employee, as directed by the Employer.





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         B.      To facilitate the transfer, while still employed by Employer,
Employee will change his or her practice hours or days, assist in the recall of inactive patients, and do all that is reasonable to assure that the patient receives complete care.

         C. Employee agrees that for a period of one (1) year following termination of this Agreement, Employee shall cooperate fully and assist Employer with its efforts to collect all accounts receivable for services performed by Employee while employed by Employer, including, without limitation, transferring to Employer all funds made payable to Employee on such accounts receivable, as well as appearing in any court of law within which any cause of action is brought to seek enforcement of Employer's right to collect such accounts receivable. Further, Employee agrees to notify Employer, in writing, of any change of address of Employee, both business and residence, during such one (1) year period so that Employer will be able to locate Employee to carry out the terms and conditions of this Section V-C. Employee shall not receive any compensation for providing the services set forth in this paragraph, however, Employer shall reimburse Employee for all reasonable costs and expenses of Employee, as approved in advance by Employer, relating to such services. The terms and provisions of this Section V-C shall survive termination of this Agreement.

         D. Employer shall not be obligated to pay to Employee any compensation which is directly or indirectly based on payments received on accounts receivable collected after termination of this Agreement.

                                   SECTION VI
                           PAYMENT AND REIMBURSEMENT

         A. Base Remuneration: Annual compensation of $200,000 per year payable bimonthly, plus:

         1. Payment of premium for term life insurance of $500,000. Value on Dr. Jeffrey Jones. The beneficiary of such policy is nominated to be his spouse B. D. Jones.

         2. Provision of fully paid health insurance coverage for Employee and family.

         B. An annual bonus will be paid to employee equivalent to the amount equal to: Net Cash Operating Profit of Clinic x (times) 50% minus annual base salary ($200,000). Such bonus payable sixty (60) days after the end of each annual period anniversary to date of this contract.

         C. If the Employee is terminated before the completion of a fall month, the bonus provisions do not apply and Employee shall not be entitled to any bonus for the incomplete month.





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         D.      Any violation of the terms or conditions of this Agreement shall automatically terminate Employee's rights to any bonuses, without the necessity of formal written notice to Employee by the Board.

         E. Employee shall be entitled to receive any bonus during the first month of this Agreement.

         F. Employer shall reimburse Employee for approved business expenses. Employee must complete appropriate employer claim form and provide receipts.

         G. Employee shall be entitled to an annual vacation, without loss of compensation, as follows:

         1.      Three (3) weeks per year, including 1st year.

         2. After two (2) years, vacations will increase up to four (4) weeks per year

         Vacation scheduling shall be coordinated with Employer pursuant to the Staff Bylaws and established procedures, so as not to disrupt the continuity of patient care. For the purposes hereof, a week shall be deemed to equal five
(5) business days, provided, however, if Employee takes vacation in one week blocks, the period from Sunday through Saturday shall constitute one week.

         H. Employee shall be entitled to five (5) business days (as such term is used in paragraph G) of sick leave, without loss of compensation, during each consecutive twelve (12) month period of this Agreement, provided such sick leave is taken in accordance with established policies and procedures of Employer and the Clinic. Any absence from work due to illness or injury in excess of the sick leave provided pursuant to this paragraph shall be without compensation unless construed to be vacation. Any days of sick leave not used in a given year may not be accumulated.

         I. Maternity leave shall be treated the same as any other temporary disability.

                                  SECTION VII
            DISCONTINUANCE OF BUSINESS AS TERMINATION OF EMPLOYMENT

         Notwithstanding anything herein contained to the contrary, in the event that Employer shall discontinue providing Employee services, then this Agreement shall cease and terminate as of the last day of the month in which the Employer ceases operations.

                                  SECTION VIII
                    DEVOTION BY EMPLOYEE OF TIME TO BUSINESS

         Employee shall devote much of the Employee's time, attention, knowledge and skill required for the business and interest of Employer, and Employer shall be entitled to any and





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all of the benefits or remuneration of whatever form, paid to Employee and arising from or incident to any and all work, services, and advice of Employee.

                                   SECTION IX
                          NONDISCLOSURE OF INFORMATION
                      CONCERNING BUSINESS; PATIENT RECORDS

         A. Employee recognizes and acknowledges that he or she will have access to certain confidential information of the Employer and that such information constitutes valuable, special and unique property of Employer. Employee further specifically agrees that Employee will not at any time during the term hereof, or after the termination of this Agreement, in any fashion, form, or manner, either directly or indirectly, divulge, disclose, or communicate to any person, firm, or corporation, in any manner whatsoever, the terms and provisions of the Agreement or any information of any kind, nature or description concerning any matters affecting or relating to the business of Employer, including, without limiting the generality of the foregoing, the names of any of its patients, the prices it obtains or had obtained or at which it provides its services or sells or has sold its products, its manner of operation, its plans, processes, or other data or information of any kind, nature, or description, without regard to whether any or all of the foregoing matters would be deemed confidential.

         B.      Employee Agrees that:

         1. All patient and client names, addresses, telephone numbers, files, and records (collectively, the "Patient Records") are, and shall remain, the property of the Employer, and except as necessary for the Employer, and except as necessary for insurance referral or other purposes directly related to the conducting of diagnostic tests or to proper patient care, the Employee shall not remove, copy and/or transfer, or transmit to any person, natural or corporate, any Patient Records at any time;

         2. Each Patient Record has reasonable value to Employer of $2,750.00, and Employee agrees to pay Employer the sum of $2,750.00 for each and every Patient Record, or any portion of the contents thereof, which Employee attempts to obtain, and/or actually does obtain, in contravention of the provisions of this Section. Such sum shall be due and payable immediately from the date of the violation or attempted violation of these provisions, with such sums to bear interest at the maximum allowable legal rate;

         3. Violation, or any attempted violation of any provisions of this Section, by Employee, either directly or indirectly, shall be grounds for immediate termination of this Agreement.





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         C.      The Employee recognizes and agrees that violation of any of the agreements contained in this Section will cause irreparable damage or injury to Employer, the exact amount of which may be impossible to ascertain, and that, for such reason, among others, Employer shall be entitled to an injunction, without the necessity of posting bond therefor, restraining any further violation of such agreements. Such rights to any injunction shall be in addition to, and not in limitation of, any other rights and remedies Employer may have against the Employee, including, but not limited to, the recovery of damages. The terms and provisions of this Section shall survive termination of this Agreement.

                                   SECTION X
                            COVENANT NOT TO SOLICIT

         Employee agrees that during the term of this Agreement and for a period of one (1) year thereafter, Employee shall not (i) solicit, encourage or advise patients or clients treated during the term of this Agreement to obtain or seek chiropractic and/or diagnostic testing services from any other chiropractic and/or diagnostic testing group that is not the Employer or (ii) solicit, encourage, or advise any employees of Employer to terminate such employment with Employer, for any reason whatsoever. Employee agrees that the limitations set forth herein on his or her rights are reasonable and necessary for the protection of Employer. Notwithstanding the foregoing, nothing herein is intended to prevent Employee from referring a patient in need of specialty services, not otherwise provided by Employer, to another medical professional or facility, provided, however, all such referrals shall be made in accordance with Employer's established policies and procedures regarding referrals. Employee further recognizes and agrees that violation of any of the agreements contained in this Section may cause irreparable damage or injury to Employer, the exact amount of which may be impossible to ascertain, and that, for such reason, among others, Employer shall be entitled to an injunction, without the necessity of posting bond therefor, restraining any further violation of such agreements. Such rights to any injunction shall be in addition to, and not in limitation of, any other rights and remedies Employer may have against Employee, including, but not limited to, the recovery of damages. As used herein, the term "patient" shall include any and all patients or clients solicited by the Employee, during the term of this Agreement. The terms and provisions of this Section shall survive termination of this Agreement.

                                   SECTION XI
                            COVENANT NOT TO COMPETE

         Employee agrees that during the term of this Agreement and for a period of one (1) year thereafter, Employee shall not, within a ten (10) mile radius of the Clinic including but not limited to Orleans and Jefferson Parishes, any New Location or other clinic location to which the Employee is or has been transferred by Employer, compete, directly or indirectly with the business of Employer, nor own, directly or indirectly, any part of or become the Employee of or otherwise render services to, any enterprise which directly or indirectly competes with the business of Employer. Employee agrees that the limitations set forth herein on his or her rights to compete with Employer during the period of and after termination of





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this Agreement are reasonable and necessary for the protection of Employer.  In this regard, Employee specifically agrees that the limitations as to period of time and the geographic area are reasonable and necessary for the protection of Employer. Employee further recognizes and agrees that violation of any of the agreements contained in this Section will cause irreparable damage or injury to Employer, the exact amount of which may be impossible to ascertain, and that, for such reason, among others, Employer shall be entitled to an injunction, without the necessity of posting bond therefore, restraining any further violation of such agreements. Such rights to any injunction shall be in addition to, and not in limitation of, any other rights and remedies that Employer may have against Employee, including, but not limited to, the recovery of damages. Further, it is agreed by Employee that in the event that the provisions of this Section should ever be deemed to exceed the time or geographic limitations permitted by applicable law, then such provisions shall be reformed to the maximum time or geographic limitations permitted. Nothing contained herein shall be deemed to prevent or limit the right of Employee to invest any of his surplus funds in the capital stock or other securities of any corporation whose stock or securities are regularly traded on any nationally recognized stock exchange, nor shall anything herein contained be deemed to prevent Employee from investing or limiting Employee's right to invest his surplus funds in real estate. The terms and provisions of this Section shall survive termination of this Agreement.

                                  SECTION XII
                            ADDITIONAL CONSIDERATION

         As additional consideration for the non-competition and no-solicitation provisions set forth above, and in order to assist Employee, Employer hereby agrees to pay to Employee the sum of $200.00 (two hundred dollars) (less any applicable tax withholdings) per month for one (1) year following termination of this Agreement. Payment may be ceased by Employer in the event Employer reasonably believes that Employee is violating Employee's non-competition and no- solicitation covenants. In the event of such cessation of payments, however, Employer retains all of its legal rights to seek enforcement of each provision of this Agreement, including, without limitation a suit for damages and an injunction. Employee acknowledges that the sums recited in this Section are sufficient independent consideration to make Employee's non-competition and no-solicitation pledges binding and enforceable under all applicable laws.

                 Employee acknowledges receipt of $200.00 (two hundred dollars) being first month payment under Section XII.


                 -----------------------       ------------------------
                 Employee Name                 Signature




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                                  SECTION XIII
                  COMMITMENTS BINDING ONLY ON WRITTEN CONSENT

         Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed that Employee shall not have the right to make any contracts or commitments for or on behalf of Employer without the written consent of Employer.

                                  SECTION XIV
                                ENTIRE AGREEMENT

         This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by any party hereto which is not embodied in this Agreement, and no party hereto shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth.

                                   SECTION XV
              WAIVER OR MODIFICATION INEFFECTIVE UNLESS IN WRITING

         No waiver or modification of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the parties hereto, and no evidence of any waiver or modification shall affect this Agreement, or the rights arising out of or affecting this Agreement, or the rights or obligations of any party hereunder, unless such waiver or modifications is in writing and duly executed by the parties hereto. The parties further agree that the provisions of this Section XVI may not be waived except as herein set forth.

                                  SECTION XVI
          CONTRACT GOVERNED BY THE LAWS OF LOUISIANA; SECTION HEADINGS

         The parties hereto agree that it is their intention and covenant that this Agreement and the performance hereunder and all suits and special proceedings hereunder shall be construed and enforced in accordance with the laws of the State of Louisiana. The Section and Paragraph headings contained herein are for the purposes of convenience only, and shall not be deemed to constitute a part of this Agreement or to affect the meaning or interpretation of this Agreement in any way.

                                  SECTION XVII
                           SEVERABILITY OF AGREEMENT

         Should any provision of this Agreement be held unenforceable or invalid under the laws of the United States of America or the State of Louisiana or under any other applicable laws of any other jurisdiction, then the parties hereto agree that such provision shall be deemed modified for purposes of performance of this Agreement in such jurisdiction to the extent





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necessary to render it lawful and enforceable, or if such a modification is not possible without materially altering the intention of the parties hereto, then such provision shall be severed herefrom for the purposes of performance of this Agreement in such jurisdiction. The validity of the remaining provisions of this Agreement shall not be affected by any such modification or severance.

                                 SECTION XVIII
                                    NOTICES

         Except as otherwise provided herein, all notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, given by prepaid telex or telegram or mailed first class, postage prepaid, certified United States mail, return receipt requested, to the party to receive such notice, request, demand or communication at such party's address set forth on the signature page hereof, provided that any party may change its address for notice by giving to the other party written notice of such change. Any notice given under this Section XIX shall be effective (i) if delivered personally, when delivered (ii) if sent by telex or telegram, 24 hours after sending and (iii) if mailed, 48 hours after mailing.

         IN WITNESS HEREOF, the parties hereto have executed this Agreement as of the date first above written, but to be effective on the Effective Date.

"EMPLOYEE"                                     "EMPLOYER"


By:      \s\ Jeffrey T. Jones                  By:      \s\ J.W. Stucki
   -------------------------------                ----------------------------

Name:    Jeffrey T. Jones                      Name:    J.W. Stucki
     -----------------------------                  --------------------------

                                               Title:
                                                     -------------------------


Address: 807 S. Carrolton Avenue
        --------------------------

         New Orleans, LA  70118
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